SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2009

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On November 18, 2009, the Registrant filed with the Securities and Exchange Commission a definitive Proxy Statement relating to a December 23, 2009 special meeting of the Registrant’s stockholders (the “Meeting”).  The Meeting was for the purpose of acting upon a proposed 1-for-250 reverse stock split of the Registrant’s common stock and preferred stock (the “Reverse Stock Split”).  Approval of the Reverse Stock Split by the Registrant’s stockholders was subject to final action of the Registrant’s Board of Directors regarding whether to proceed with the Reverse Stock Split.

On December 23, 2009, the Reverse Stock Split received the required stockholder approval at the Meeting, the Board of Directors subsequently voted to proceed with the Reverse Stock, and the Registrant filed with the Delaware Secretary of State a certificate of  amendment to its charter (the “Certificate”) effectuating the Reverse Stock Split.  The Certificate is attached hereto as Exhibit 3.1.

Item 9.01.      Financial Statements and Exhibits.

(c)         Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of MAXXAM Inc. to Effect Reverse Stock Split, filed with the Delaware Secretary of State on December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: December 24, 2009	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary
EXHIBIT INDEX
Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of MAXXAM Inc. to Effect Reverse Stock Split, filed with the Delaware Secretary of State on December 23, 2009

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